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                 CONSENT OF INDEPENDENT AUDITORS


ARCHER DANIELS MIDLAND COMPANY AND SUBSIDIARIES

We  consent  to  the incorporation by reference  in  this  Annual
Report (Form 10-K) of Archer Daniels Midland Company of our report dated July 28, 2000 included in the 2000 Annual Report to Shareholders of Archer Daniels Midland Company.

We also consent to the incorporation by reference in the following Registration Statements of our report dated July 28, 2000, with respect to the consolidated financial statements of Archer Daniels Midland Company incorporated herein by reference in this Annual Report (Form 10-K) for the year ended June 30, 2000.

 Registration  Statement No. 33-49409 on Form S-8  dated  March
 15, 1993 relating to the Archer Daniels Midland 1991 Incentive
 Stock Option Plan and Archer Daniels Midland Company Savings and Investment Plan.

 Registration Statement No. 33-55301 on Form S-3 dated August 31, 1994 as amended by Amendment No. 1 dated October 7, 1994 (definitive Prospectus dated October 11, 1994) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

 Registration Statement No. 33-56223 on Form S-3 dated October 28, 1994 as amended by Amendment No. 1 dated December 27, 1994 (definitive Prospectus dated December 30, 1994) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

 Registration Statement No. 333-13233 on Form S-3 dated October 1, 1996 as amended by Amendment No. 1 dated November 8, 1996, Amendment No. 2 dated March 20, 1997 and Amendment No. 3 dated March 31, 1997 (definitive Prospectus dated April 1, 1997) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

 Registration Statement No. 333-31623 on Form S-3 dated July 18, 1997 as amended by Amendment No. 1 dated July 29, 1997, (definitive Prospectus dated August 5, 1997) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

 Registration Statement No. 333-48903 on Form S-3  dated  March
 30,  1998 relating to Debt Securities and Warrants to purchase
 Debt Securities of Archer Daniels Midland Company.

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 Registration Statement No. 333-51381 on Form S-8 dated  April
 29,  1998 relating to the Archer Daniels Midland Company 1996
 Stock Option Plan.

 Registration  Statement  No.  333-68339  on  Form  S-3  dated
 December 3, 1998 as amended by Amendment No. 1 dated December
 10, 1998 relating to secondary offering of the common stock of Archer Daniels Midland Company.

 Registration Statement No. 333-75073 on Form S-8 dated  March
 26, 1999 relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership
 Plan for Hourly Employees.

 Registration  Statement No. 333-37690 on Form S-8  dated  May
 23,  2000  relating  to  the Archer Daniels  Midland  Company
 Incentive Compensation Plan.

 Registration  Statement No. 333-37694 on Form S-8  dated  May
 23, 2000 relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership
 Plan for Hourly Employees.

 Registration Statement No. 333-42612 on Form S-8  dated  July
 31, 2000, as amended by Post-Effective No. 1 dated August  8,
 2000, relating to the ADM 401(k) Plan for Salaried Employees and the ADM 401(k) Plan for Hourly Employees.






                                        ERNST & YOUNG LLP




St. Louis, Missouri
September 22, 2000

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